EXHIBIT E

FORM OF MONEY MARKET QUOTE REQUEST

Date:  ___________, _____
To:	Bank of America, N.A.., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain 364 Day Credit Agreement, dated as of March 26, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Motor Credit Corporation, a California corporation, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Leasing GmbH, a corporation organized under the laws of Germany, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Agent and Swing Line Lender, Banc of America Securities LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A. as Syndication Agent and Swing Line Lender and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and JPMorgan Chase Bank, N.A., as Documentation Agents.

The undersigned hereby requests Money Market Quotes for (select one):

___ Money Market Absolute Rate for	___ Money Market Margin for
Money Market Absolute Rate Loans	Money Market LIBOR Loans

1.           On __________________________________________ (a Business Day).

2.           In the amount of US$ ________________.

3.           For an Interest Period of ______________.

The Money Market Loans for which Money Market Quotes are requested herein would comply with the proviso to the first sentence of Section 2.3(a) of the Agreement.

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA FINANCIAL SERVICES (UK) PLC]
[TOYOTA KREDITBANK GMBH]
[TOYOTA LEASING GMBH]

[as Borrowers’ Representative for]

Form of Money Market Quote Request

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TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA CREDIT DE PUERTO RICO CORP.]
[TOYOTA CREDIT CANADA INC.]

By: ________________________________

Name: ______________________________

Title: _______________________________

Form of Money Market Quote Request

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